SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   __________


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  March 22, 1996

                             S.O.I. INDUSTRIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)

            1-12572                                59-2158586
     ----------------------             -------------------------------
    (Commission File Number)           (IRS Employer Identification No.)


              16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
              ----------------------------------------------------

               (Address of principal executive offices) (Zip Code)


    Registrant's telephone number, including area code:   AC 214/248-1922


           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


On March 22, 1996, the Registrant sold and transferred all of the issued and outstanding capital stock of its wholly-owned subsidiary Tempo Lighting, Inc., a Delaware corporation ("Tempo") to T.I. Technologies Corporation (the "Buyer"). The purchase price for all of the capital stock of Tempo was $453,435.79 and the payoff in full of Tempo's bank debt with NBD Bank, N.A. which amounted to $593,107.89. The terms of the transaction were negotiated in an arms length transaction based upon the book value of Tempo and there was no relationship between the Registrant and its affiliates and the Buyer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (b)  Pro Forma Financial Information

          The pro forma financial statements of the Registrant are included herein.

     (c)  Exhibits

          2.1  Agreement  for  Purchase  and  Sale  of  Stock   between   S.O.I.
               Industries, Inc. and T.I. Technologies Corporation, dated as of March 1, 1996.

                    S.O.I. INDUSTRIES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)


     The following unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations have been derived from the balance sheet and statements of operations of the Company as of December 31, 1995, for the six month period ended December 31, 1995 and for the year ended June 30, 1995. The historical balance sheet is adjusted to give effect to the sale of 100% of the common stock of Tempo as if the sale had occurred on December 31, 1995. The historical statements of operations are adjusted to give effect to the sale of Tempo as if the sale had occurred on July 1, 1994.

     The sale of 100% of the common stock of Tempo was effective on February 29, 1996 and consisted of a total purchase price of $1,046,544, however, $593,108 of this amount was required to be used to retire the outstanding debt on Tempo's revolving line of credit agreement to which the Company was a guarantor. The net purchase price was therefore $453,436. The book value of Tempo at the effective date of the sale of 100% of the common stock of Tempo was $1,442,972, which resulted in a loss on the disposition of Tempo of $989,536.

     The pro forma balance sheet and pro forma statements of operations are presented for informational purposes only and do not purport to be indicative of the financial condition or results of operations that actually would have resulted if the sale of Tempo had occurred on the dates indicated above nor which may result from future operations.

     Due to seasonal fluctuations in sales, results of operations in individual quarters are not necessarily indicative of results which may be expected for an entire fiscal year. The pro forma consolidated balance sheet and pro forma consolidated statements of operations should be read in conjunction with the notes thereto and the Company's consolidated financial statements and notes thereto filed in the Company's Form 10-KSB and Forms 10-QSB.

                    S.O.I. Industries, Inc. and Subsidiaries
                 Condensed Pro Forma Consolidated Balance Sheet
                                December 31, 1995


                                                             Historical       Adjustments         Pro Forma
                                                            ------------      ------------       ------------
ASSETS

Current assets:
      Cash and cash equivalents, including
          restricted cash of $500,000 ..................   $    713,397    $    (63,505)(a)     $    649,892
      Accounts receivable ..............................      3,649,607        (380,602)(a)        3,269,005
      Inventories ......................................      3,061,225      (1,389,379)(a)        1,671,846
      Other current assets .............................        736,179         (47,698)(a)          688,481
                                                            ------------                         ------------
          Total current assets .........................      8,160,408                            6,279,224
                                                            ------------                         ------------

Property, plant and equipment, net .....................      2,636,235        (399,738)(a)        2,236,497
Goodwill, net ..........................................      2,022,690                            2,022,690
Other ..................................................      1,732,820         (53,097)(a)        1,679,723
                                                            ============                         ============
                                                           $ 14,552,153                         $ 12,218,134
                                                            ============                         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Revolving lines of credit ........................   $  4,315,788        (600,000)(a)(c)
                                                                               (152,327)(d)     $  3,563,461
      Trade accounts payable ...........................      3,244,229        (156,028)(a)        3,088,201
      Other current liabilities ........................      1,643,743         (72,461)(a)
                                                                               (121,745)(b)        1,449,537
                                                            ------------                         ------------
          Total current liabilities ....................      9,203,760                            8,101,199
                                                            ------------                         ------------

Long-term debt, net of current maturities ..............      1,065,681         (62,558)(a)
                                                                               (172,472)(b)          830,651
Other ..................................................        639,976                              639,976

Stockholders' equity:
      Common stock, par value $0.0002;
          20,000,000 shares authorized,
          1,712,110 shares outstanding .................            342                                  342
      Additional paid-in capital .......................      6,171,375                            6,171,375
      Accumulated deficit ..............................     (2,234,764)       (996,428)(a)
                                                                               (294,217)(b)       (3,525,409)
      Due from ESOP ....................................       (294,217)        294,217 (b)                0
                                                            ------------                         ------------
          Total stockholders' equity ...................      3,642,736                            2,646,308
                                                            ------------                         ------------

               Total liabilities and
                  stockholders' equity .................   $ 14,552,153                         $ 12,218,134
                                                            ============                         ============

               See Notes to Pro Forma Consolidated Financial Data

                    S.O.I. Industries, Inc. and Subsidiaries
            Condensed Pro Forma Consolidated Statements of Operations
                   for the six months ended December 31, 1995


                                                           Historical       Adjustments      Pro Forma
                                                          ------------     -------------    -----------
Net sales ............................................   $ 11,208,919    $ (1,887,267)(e)   $  9,321,652
                                                                     ------------    ----------

Costs and expenses:
      Cost of goods sold .............................     10,077,981      (1,546,393)(e)      8,531,588
      Selling expenses ...............................        961,259        (310,710)(e)        650,549
      General and administrative expenses ............      1,340,376        (231,813)(e)      1,108,563
                                                          ------------                        -----------
          Total costs and expenses ...................     12,379,616                         10,290,700
                                                          ------------                        -----------
               Operating loss ........................     (1,170,697)                          (969,048)
                                                          ------------                        -----------

Other expense:
      Loss on sales of securities ....................       (148,644)                          (148,644)
      Loss on sale of investment in Digital
          Communications Technology
          Corporation ................................       (594,406)                          (594,406)
      Interest expense and other .....................       (245,726)         31,046 (e)
                                                                               21,388 (f)       (193,292)
                                                          ------------                        -----------
                                                             (988,776)                          (936,342)
                                                          ------------                        -----------

Loss from continuing operations before
      provision for income taxes .....................     (2,159,473)                        (1,905,390)

Provision for income taxes ...........................         --                                 --
                                                          ------------                        -----------

      Loss from continuing operations ................   $ (2,159,473)                      $ (1,905,390)
                                                          ============                        ===========

Weighted average shares of common
      stock outstanding ..............................      1,666,300                          1,666,300
                                                          ============                        ===========

Loss per share from continuing operations ............   $      (1.29)                      $      (1.14)
                                                          ============                        ===========


               See Notes to Pro Forma Consolidated Financial Data

                    S.O.I. Industries, Inc. and Subsidiaries
            Condensed Pro Forma Consolidated Statements of Operations
                        for the year ended June 30, 1995

                                                             Historical            Adjustments               Pro Forma
                                                         -----------------     ------------------       ------------------
Net sales                                                  $    23,279,817      $  (4,361,715) (e)        $    18,918,102
                                                          -----------------                              ------------------
Costs and expenses:
      Cost of goods sold                                        21,622,368         (3,498,542) (e)             18,123,826
      Selling expenses                                           2,333,607           (585,108) (e)              1,748,499
      General and administrative expenses                        3,116,964           (430,949) (e)
                                                                                      355,089 (g)               3,041,104
                                                          -----------------                              ------------------
          Total costs and expenses                              27,072,939                                     22,913,429
                                                          -----------------                              ------------------
               Operating loss                                   (3,793,122)                                    (3,995,327)
                                                          -----------------                              ------------------
Other income (expense):
      Gain on sales of securities                                  355,348                                        355,348
      Gain on sale of investment in Digital
         Communications Technology Corporation                     228,728                                        228,728
      Interest expense and other                                      (925)            51,884 (e)
                                                                                       42,776 (f)                  93,735
                                                          -----------------                              ------------------
                                                                   583,151                                        677,811
                                                          -----------------                              ------------------
Loss from continuing operations before
      provision for income taxes                                (3,209,971)                                    (3,317,516)

Benefit for income taxes                                           562,320           (51,997) (e)
                                                          -----------------
                                                                                     (17,110) (h)                 493,213
                                                                                                         ------------------

      Loss from continuing operations                      $    (2,647,651)                               $    (2,824,303)
                                                          =================                              ==================

Weighted average shares of common
      stock outstanding                                         12,541,468                                     12,541,468
                                                          =================                              ==================

Loss per share from continuing operations                  $         (0.21)                               $         (0.23)
                                                          =================                              ==================

               See Notes to Pro Forma Consolidated Financial Data

                    S.O.I. INDUSTRIES, INC. AND SUBSIDIARIES
                 Notes to Pro Forma Consolidated Financial Data
                                   (unaudited)


     (a) To eliminate the historical assets and liabilities of Tempo as of December 31, 1995, as if the sale of 100% of the common stock of Tempo had occurred on December 31, 1995. At December 31, 1995, the book value was in excess of the selling price by $996,428, and is reflected as a loss (increase in accumulated deficit).

     (b) To record the use of $294,217 of the proceeds from the sale of 100% of the common stock of Tempo to retire the Company's Employee Stock Ownership Trust's ("ESOT") note payable to a bank. This loan financed the purchase of the Company's stock by the Company's ESOT. Since the unallocated portion of the Employee Stock Ownership Plan's ("ESOP") shares of the Company's common stock is reflected as a receivable due from the ESOP (as a reduction of stockholders' equity), the repayment of the related note payable is also reflected as a contribution to the ESOP by the Company. Therefore, the current and long-term portion of the note payable is reduced by $294,217, and the Due from ESOP account is reduced, with a corresponding charge to ESOP Contributions Expense (Accumulated Deficit). (c) The sale agreement required the repayment of all amounts outstanding under Tempo's revolving line of credit agreement which had been guaranteed by the Company.

     (d) The remaining funds after repayment of the ESOP loan, see (b), above and after repayment of Tempo's line of credit, see (c), above, totaled $152,327. This adjustment assumes that these funds are used to reduce the balance due on the line of credit facility at one of the Company's remaining subsidiaries.

     (e) To eliminate the historical income and expense of Tempo for the respective periods presented, as if the sale of 100% of the common stock of Tempo had occurred on July 1, 1994.

     (f) Assumes that interest on the retired ESOP loan and interest on the payment on the Tempo line of credit accrues at an effective rate of 9% and 11%, respectively.

     (g) Assumes that a portion of the proceeds from the sale of Tempo's common stock was used as a contribution to the Company's ESOP plan, thereby repaying the ESOP debt -- see (b), above. The balance due on the ESOP loan at July 1, 1994 was $355,089, therefore a contribution of this amount is assumed as of July 1, 1994, and a corresponding charge to ESOP contribution expense is reflected.

     (h) The tax effect of pro forma adjustments to earnings before taxes is based on the estimated federal and state statutory tax rates.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            S.O.I. INDUSTRIES, INC.


                                            By:  /s/ Kevin B. Halter
                                                 Kevin B. Halter, President


Dated:  April 3, 1996

                                  EXHIBIT INDEX



Exhibit No.
- -----------

2.1 Agreement for Purchase and Sale of Stock between S.O.I. Industries, Inc. and T.I. Technologies Corporation, dated as of March 1, 1996.

                                   EXHIBIT 2.1

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

     This Agreement for Purchase and Sale of Stock is made this 1st day of March, 1996, by and between TI, Inc. (the "Purchaser"), a Nevada corporation to be formed and S.O.I. Industries, Inc., a Delaware corporation, (the "Seller").

     WHEREAS, the Purchaser desires to acquire, on the terms and subject to the conditions and in the manner reflected below, the outstanding shares of capital stock of the Company, and

     WHEREAS, the Purchaser is not prepared or willing to proceed with the contemplated transaction without the support, agreements, and representations of the Seller and the Company contained in this Agreement, and is proceeding in reliance upon such support, agreements, and representations:

     NOW, THEREFORE the parties to this Agreement for Purchase and Sale of Stock do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the terms identified below in this Article I shall have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings.

SECTION 1.1 AFFILIATE. "Affiliate" means with respect to a specified Person:

          (a) Any Person owning, outstanding equity interests or profits interests of any other Person;

          (b) Any Person, 5% or more of whose outstanding equity interests are owned by any other Person,

          (c) Any Person owning, owned by or under common ownership with any other Person

          (d)  Any officer or director of any other Person:

          (e) If such other Person is an officer or director, any entity for which such Person acts in any such capacity; and

          (f)  Any person related to another Person by blood or marriage.

SECTION 1.2 AGREEMENT. This Agreement for Purchase and Sale of Stock (including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

SECTION 1.3 AUDITED FINANCIAL STATEMENTS. The balance sheet, income statement, statement of stockholders' equity, and statement of cash flows of the Company or, in each instance, equivalent statements as commonly provided to the shareholders, as at June 30, 1995.

SECTION 1.4 AUDITORS. With respect to the Company, Coopers & Lybrand, L.L.P., independent certified public accountants currently being retained for the purpose of auditing financial statements. With respect to any report hereafter issued by Auditors, the term shall mean that firm of independent certified public accountants of national reputation that the Entity in question reasonably selects to serve as its auditors.

SECTION 1.5 CLOSING. The completion of the Transaction, to take place as described in Article II.

SECTION 1.6 CLOSING DATE. The date on which the Closing actually occurs, which shall be on or before March 12, 1996, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing set forth in Article VIII hereof.

SECTION 1.7 CLOSING TIME. The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

SECTION 1.8 CODE. The Internal Revenue Code of 1986, as amended and in effect at the time of execution of the Agreement.

SECTION 1.9 COMPANY. Tempo Lighting, Inc., a Delaware corporation.

SECTION 1.10 COMPANY BALANCE SHEET. The most recent Balance Sheet included in the Audited Financial Statements of the Company.

SECTION 1.11 COMPANY DISCLOSURE DOCUMENT. The document delivered by the Seller to the Purchaser containing certain disclosures regarding the Company or otherwise used by the Company in connection with the operation of its business or leased or subleased by the Company.

SECTION 1.13 ENTITY. A corporation, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business whether active or passive.

SECTION 1.14 ERISA. The Employee Retirement Income Security Act of 1934, as amended to the date as of which any reference thereto is relevant under this Agreement, including any substitute or replacement statute adopted in place or in lieu therefor.

SECTION 1.16 GAAP. Generally Accepted Accounting Principles, as in effect on the date of any statement, report, or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

SECTION 1.17 INVENTORIES. The stock of raw materials, work-in-process, and finished goods, including but not limited to finished goods purchased for resale, held by the Company for manufacturing, assembly, processing, finishing, sale, or resale to others from time to time in the ordinary course of the business of the Company in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining or the like.

SECTION 1.18 IRS. The Internal Revenue Service.

SECTION 1.19 LIABILITIES. At any point in time ( the Determination Time) the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations, or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (1) arise under previously existing agreements for services, benefits or other considerations, and (2) accrue or become payable with respect to services, benefits or other considerations received by the person or Entity after the Determination Time.

SECTION 1.20 PAYABLES. Liabilities of a party arising from the borrowings of money or the incurring of obligations for merchandise or goods purchased.

SECTION 1.21 PENSION PLAN. A "pension plan" or "employee pension benefit plan," as defined in Section 3(2) of ERISA or successor provisions to such revision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction with respect to which Entity the use of the term in this Agreement, or in the particular location of this Agreement, is relevant.

SECTION 1.22 PERSON. Any natural person, incorporated or unincorporated entity.

SECTION 1.23 PROPRIETARY RIGHTS. Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created, or owned by the Company, or used by the Company in connection with its business, whether or not the same are entitled to legal protection.

SECTION 1.24 PURCHASER. TI, Inc., a Nevada corporation which under the terms of this Agreement is acquiring the shares of the Company.

SECTION 1.25 RECEIVABLES. Account Receivable, notes receivable, and other obligations appearing as assets on the books of the Company, and customarily reflected as assets in balance sheets of entities prepared in accordance with GAAP, indicating, indicating moneys owed to the entity.

SECTION 1.26 SEC. The Securities and Exchange Commission.

SECTION 1.27 SECURITIES ACT. The Securities Act of 1933, as amended, to the date as of which reference thereto is relevant under this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

SECTION 1.28 SELLER. S.O.I. Industries, Inc., a Delaware Corporation.

SECTION 1.29 SUBSIDIARY. With respect to any Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest is owned by such first Entity, directly or indirectly.

SECTION 1.30 SUBSIDIARIES. Each of Omni Door, Inc., and AQM Corporation

SECTION 1.31 TRANSACTION. The acquisition of shares of Common Stock of the Company by the Purchaser from the Seller, as provided in Article II of this Agreement.

SECTION 1.32 UNAUDITED FINANCIAL STATEMENTS. The balance sheet and income statement, as commonly prepared, as at January 31, 1996, for the seven (7) months then ended of the Company.

SECTION 1.33 WELFARE PLAN. A "welfare plan" or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, o in particular location in this Agreement, is relevant.

                                   ARTICLE II
                                THE TRANSACTION

SECTION 2.1 THE TRANSACTION. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions, and limitations contained in this Agreement, the Seller shall sell, transfer, convey, and assign to the Purchaser, free and clear of any and all liens and charges, and the Purchaser shall acquire from the Seller, its shares of Common Stock, $.0001 par value, of the Company, comprising the entire ownership of equity securities of the Company, in exchange for the Consideration, as described herein.

SECTION 2.2 CONSIDERATION. Pursuant to the Transaction, the Seller shall be entitled to receive on and subject to each of the terms, conditions, and provisions of this Agreement $500,000.00 and assumption of or payoff in full, the Company's current bank debt, in the amount of no more than $600,000.00 as of Closing Date pursuant to the Amended Restated Credit Agreement (the "Credit Agreement") between NBD Bank, N.A., and the Company and the related Replacement Revolving Business Credit Note (the "Note"), and causing NBD Bank, N.A. to release the Seller and all of its Affiliates from any liability under said Credit Agreement, Note and related documents with the bank, provided that audited financial statements of the Company for the period ending February 29, 1996 show a tangible net worth for the Company of a minimum of $1.4 Million ("Minimum Net Worth"). For each $1.00 of deficiency in Minimum Net Worth, the cash consideration paid to Seller shall likewise be reduced $1.00.

SECTION 2.3 CLOSING. The Closing hereunder shall take place at the offices of the Purchaser, at 4801 South University Drive, Suite 1C, Davie, Florida 33328, or at such other place as the Purchaser and the Company may agree upon, on the Closing Date.

SECTION 2.4 CLOSING TIME. the Closing Time for the Transaction shall be 10:00 a.m., Eastern Daylight Savings Time.

                                  ARTICLE III
                   REPRESENTATIONS & WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Seller:

SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Purchaser is a Corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualifications as a foreign corporation in that jurisdiction is required by law.

SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the governing body of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the transactions contemplated hereby have been duly authorized and approved by the governing body of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transactions contemplated hereby, including delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Purchaser, and constitutes a valid and binding Agreement of the Purchaser, enforceable in accordance with its terms.

SECTION 3.3 LEGEND

          The Purchaser understands that the Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Stock will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Stock.

                                   ARTICLE IV
                   REPRESENTATION & WARRANTIES OF THE SELLER
                   FOR ITSELF AND/OR ON BEHALF OF THE COMPANY

The Seller, on behalf of itself and the Company, represents and warrants to the Purchaser as follows:

SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of the Seller ad the Company are corporations duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation and each has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Seller and the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by either of them or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

SECTION 4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, $.0001 par value. there is no other capital stock authorized for the issuance.. As of the date of the Company Balance Sheet, 10,000 shares of Common Stock were validly issued and outstanding, fully paid, and nonassessable. No shares of Common Stock were held in the Company treasury, and no shares were reserved for issuance, nor were there outstanding any options, warrants, convertible instruments, or other rights, agreements, or commitments to acquire Common Stock of the Company. Since the date of the Company Balance Sheet, no shares of the Company's capital stock, or options, warrants, or other rights, agreements, or commitments (contingent or otherwise) obligating the Company to issue shares of capital stock have been executed or issued.

SECTION 4.3 AUTHORITY RELATIVE TO THE AGREEMENT. This Agreement has been duly and validly executed and delivered by the board of directors of the Seller, constitutes a valid and binding Agreement of the Seller and is enforceable in accordance with its terms. The Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized, subject only to governmental regulatory approvals as and to the extent specifically set forth elsewhere in this Agreement.

SECTION 4.4 ABSENCE OF BREACH; NO CONSENTS. The execution, delivery and performance of this Agreement, and the performance by the Seller of its obligations hereunder, do not, (1) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Seller or the Company or any of its Subsidiaries; (2) contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, the Company or the Seller or any of its Subsidiaries, or on the validity of the consummation the Transaction; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Company, Seller or any of its Subsidiaries is a party or by which it or they or any of its or their material properties may be affected or bound; (4) other than consents disclosed on the Company Disclosure Document, require the authorization, consent, approval, or license of any third party; or (5) constitute grounds for the loss or suspension of an permits, licenses, or other authorizations used in the business of the Company.

SECTION 4.5 BROKERS. No broker, finder, or investment banker is entitled to ant brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Company or Seller. Neither Company nor the Seller has any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Company is a party.

SECTION 4.6 FINANCIAL STATEMENTS. The Seller has heretofore delivered to the Purchaser, the following:

          (1)  The Audited Financial Statements of the Company;
          (2)  The Unaudited Financial Statements of the Company; and
          (3) All documents of the Seller relating to the Company filed with the SEC within the two (2) years preceding the date of execution of this Agreement.

     All of the historical financial statements contained in such documents were prepared from the books and records with GAAP, and fairly and accurately reflect the financial positions and condition of the Company as at the dates and for the periods indicated. Without limiting the foregoing, at the date of the Company Balance Sheet, the Company owned each of the assets included in preparation of the Company Balance Sheet, and the valuation of such assets in the Company Balance Sheet is not more than their fair salable value (on any item by basis) at that date; and the Company had no Liabilities in amounts in excess of the amounts included for them in the Company Balance Sheet. The Unaudited Financial Statements included in the documents described above in this Section were prepared in a manner consistent with the basis of presentation used in the Audited Financial Statements, and fairly present the financial position and condition of the Company as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material.

SECTION 4.7 ABSENCE OF MATERIAL DIFFERENCES FROM DISCLOSURE DOCUMENT. Except as specifically disclosed in the Company Disclosure Document:

          (1) No Undisclosed Liabilities. The Company has no Liabilities which are not adequately reflected or reserved against on the face of the Company Balance Sheet and (a) there are no unpaid leasehold improvements at any of the Company's facilities or locations for which the Company is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any such facilities or locations, and (c) the Company Disclosure Document sets forth, as part thereof, each Liability of the Company in and amount in excess of Five Thousand Dollars ($5,000.00) and the aggregate amount of Liabilities to each person to whom such aggregate exceeds One Thousand Dollars ($1,000.00).

          (2) No Material Adverse Change, Et Cetera. Since the date of the Company Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (a) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Company;(b) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Company; (c) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of ant material asset or assets) by the Company, other than this Agreement and agreements executed in the ordinary course of business; (d) any redemption, repurchase, or other acquisition for value of its capital stock or any issuance of capital stock of the Company of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside or paid on capital stock of the Company;(3) any transfer by the Company of, or right granted by the Company under any material lease, license, agreement, patent, trademark, trade name, or copyright; (e) any sale or other disposition of any asset of the Company, or any mortgage, pledge, or imposition of any lien or other incumbrance on any asset of the Company, or any agreement relating to any of the foregoing; or (g) any default or breach by the Company or any Subsidiary of the Company in any material respect under any contract, license, or permit. Since the date of the Company Balance Sheet, no changes have been made in (a) executive compensation levels; (b) the manner in which other employees of the Company are compensated; (c) supplemental benefits provided in any such executives or other employees; (d) management fees to the Seller or any Affiliate; (e) inter-company accounts; or (f) inventory levels in relation to sales levels, except, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Company.

          (3) Taxes. The Company has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it and have paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods covered by such returns, reports and declarations, except such taxes, if any, as are adequately reserved against on the Company Balance Sheet.

          (4) Litigation. (a) No material investigation or review by any governmental entity with respect to the Seller or the Company is pending or, to the best of the knowledge of Seller or the Company, threatened (other than inspections and reviews customarily made of businesses such as that of the Company), nor has any governmental entity indicated to the Seller or the Company and intention to conduct the same; and (b) there is no action, suit, or proceeding pending or, threatened against or affecting Seller or the Company at law or in equity, or before any federal, state or municipal, or other governmental department, commission, board, bureau, agency, or instrumentality. The Company Disclosure Document includes a brief description of each litigation matter included therein, except claims for amounts of less than $1,000.

          (5)  Employees,  Et Cetera.  There  are,  except as  disclosed  on the
               Company Disclosure Document, no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Seller or the Company for the benefit of the directors, officers, or employees of the Company, and there are no employment, consulting, severance, or indemnification arrangements, agreements or understandings between the Seller or the Company, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof) of the Seller or the Company. The Company Disclosure Document identifies each person or entity whose income from the Company in the fiscal year begun immediately thereafter is at a rate exceeding, $25,000 per annum, and describes any contractual arrangement for the employment or compensation of each such person or entity. The Company is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, an person for or entity any specific period of time or until any specific age except as specified in agreements in writing identified in the Company Disclosure Document or executed pursuant to the provisions hereof, if any.

          (6) Compliance With Laws. The Company is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the use of premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of the business of the Company, and it has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.

          (7) Ownership of Assets. The Company has, except as disclosed in the Company Disclosure Document, good, marketable, and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by it I the conduct of its business in such a manners to create the appearance or reasonable expectation that the same is owned or leased by it, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof. Neither the Seller nor the Company know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Seller or the company has notice, that would materially affect the Company's ability to use and to utilize each of such assets in its business. Neither the Seller nor the Company has receives notices from any mortgagee regarding any properties leased by the Company. The Company Disclosure Document contains a detailed listing of all assets that consist of (a) accounts receivable as provided in clause (11) below; (b) miscellaneous current assets in excess of One Thousand Dollars ($1,000.00); (c) prepaid expenses in excess of One Thousand Dollars (41,000.00);
               (d) real property; and (e) gross aggregate additions for each of the past two (2) years by location of (I) buildings and improvements, (ii) furniture and fixtures, (iii) leasehold improvements, or (iv) automobiles and trucks.

          (8) Proprietary Rights. The company possesses full ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights owned by or registered in the name of the Company or used in the business of the Company; neither the Seller nor the Company has received any notice of conflict which asserts the rights of others with respect thereto; and each of the Seller and the Company has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any Proprietary Right.

          (9) Subsidiaries, Et Cetera. The Company has no subsidiaries, and the Company is not a partner of or joint venturer with any person or Entity.

          (10) Employee Welfare Benefit Plans. Except for the Employee's Stock Option of S.O.I. Industries, Inc, ("ESOP") the Company does not maintain or contribute to any Pension Plan or any Welfare Plan, nor is the Company presently, nor has it been within the last two
               (2) years, a participating employer in any Multiemployer Plan.

               The Company is current under its financial obligations under the ESOP and the Seller and its Subsidiaries shall issue to the employees of the Company such notices, shares of ESOP stock or other matters as is necessary to comply with ERISA upon consummation of this Agreement and termination of the Company's employees' participation in the ESOP.

     (11) FACILITIES. The Company Facilities are (as to physical plant and structure) structurally sound and none of the Company Facilities, nor any of the vehicles or other equipment used by the Company in connection with is business, has any material defects and all of them are in all material respects in as good operating condition and repair as they were on January 25, 1994, and are adequate for the uses to which they are being put: none of such Company Facilities, vehicles, or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Company is not in breach, violation, or default of any lease with respect to or as a result of which the other party (whether lessor, lessee, sublessor or sublessee) thereto has the right to terminate the same, and the Company has not received notice of any claim or assertion that it is or may be in any such breach, violation, or default.

     (12) ACCOUNTS RECEIVABLE. All accounts receivable of the Company, represent transactions in the ordinary course of business, and are current and collectible net of any reserves shown on such Balance Sheet (which reserves are calculated consistent with past practice). The Company Disclosure Document specifically identifies (a) the aging of
          Receivables: and (b) each Receivable in excess of One Thousand Dollars ($1,000.00).

     (13) INVENTORIES. The same percentage of all Inventories of the Company, are of a quality and quantity usable and salable in the ordinary course of business as were on January 25, 1994, except for obsolete items and items of below standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Company, and are valued on the Company Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item-by-item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.

     (14) CONTRACTS. Except as identified in the Company Disclosure Document, the Company has no contracts, agreements, or understandings, whether express or implied, written or verbal. The Company Disclosure Document contains a description of all leases of properties by the Company, including all amendments, supplements, extensions, and modifications thereof, identifying, inter alia, the date each such document was executed and its effective period. The Company is not a party to any executory contract to sell or transfer any part of any leasehold or real property interest of the Company. True and accurate copies of all leases, and of all amendments, supplements, extensions, and modifications thereof, have heretofore been delivered to the Purchaser by the Seller.

     (15) ACCOUNTS PAYABLE. The accounts payable reflected on the Company Balance Sheet do, and those reflected in the most recent balance sheet included in the Unaudited Financial Statements do, and those reflected on the books of the Company at the time of the Closing will, reflect all amounts owed by the Company in respect of trade accounts due and other Payables, and the actual Liability of the Company in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so reflected on the balance sheets or the books of the Company, as the case may be.

     (16) LABOR MATTERS. Except as set forth in the Company Disclosure Document, there are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Company, threatened, between the Company and any of its employees.

     (17) INSURANCE. The Company has insurance policies in full force and effect which provide for coverages which are usual and customary in the business of the Company as to amount and scope, and are adequate to protect the Company against any reasonably foreseeable risk of loss, including business interruption. The Company Disclosure Document identifies each of the Company's insurance policies, indicating the carrier, amount of coverage, annual premium, risks covered, placing broker or agent, and other relevant information as to each. The Company has not, within the past two (2) years, received any notice of cancellation of any insurance agreement.

     (18) TITLE TO AND UTILIZATION OF REAL PROPERTIES. Except as disclosed in the Company Disclosure Document, the Company owns fee, simple, insured title to all real properly identified herein or in any document referred to herein as owned by the Company, and has the unbridled right to use the same, and is not aware of any claim, notice, or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation, or confiscation, in whole or in part, or is otherwise subject to challenge. Each parcel of real property owned or leased by the Company is free of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern, and the Company is not subject to any Liability resulting from or related to any such wastes, substances, contaminants, or matters of environmental concern in connection with any such property. The Company has, in conjunction with acquiring property, (a) caused an audit and examination to be made as to the existence of any hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern affect each such property, which examination indicated that such property was free of any such wastes, substances, contaminants, or other matters of environmental concern, and the Company has delivered a copy of the report of such audit and examination to the Purchaser: and (b) obtained an appropriate policy of title insurance insuring the interest of the Company in such property, which insurance policy was not subject to any exceptions not reasonably acceptable in the ordinary course of business, and a copy of which has been delivered to the Purchaser.


SECTION 4.8 FULL DISCLOSURE. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Company to the Purchaser by the Seller or the Company pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to state any material fact, or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading.

SECTION 4.9 ACTIONS SINCE BALANCE SHEET DATE. Except as set forth on the Company Disclosure Document, since the date of the Company Balance Sheet, the Company has taken no actions that would be prohibited under the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

                                    ARTICLE V
                             COVENANTS OF PURCHASER

SECTION 5.1 AFFIRMATIVE COVENANTS. From the date hereof through the Closing Date, the Purchaser will take every action reasonably required of it in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, and will exert all reasonable efforts to cause the Transaction promptly to be consummated, provided in all instances that the representations and warranties of the Company and the Seller in this Agreement are and remain true and accurate and that the covenants and agreements of the Company and the Seller in this Agreement are honored and that the conditions to the obligations o the Purchaser set forth in this Agreement are satisfied or appear capable of being satisfied.

SECTION 5.2 ACCESS TO INFORMATION. The Purchaser shall afford to the Seller and to Seller's accountants, access to its financial statements for the period commencing on the Closing Date and ending on June 30, 1996 for the purpose of Seller preparing its audited financial statements for the same period and to conduct its post-closing audit.

SECTION 5.3 EXPENSES. Whether or not the Transaction is consummated, all costs and expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby shall be paid by the Purchaser except as otherwise provided (directly or indirectly) herein.

                                   ARTICLE VI
                      COVENANTS OF THE SELLER, THE COMPANY,
                    THE SUBSIDIARIES, AND CONTROLLING PERSON

SECTION 6.1 AFFIRMATIVE COVENANTS. From the date hereof through the Closing Date, the Seller and the Company will take every action reasonably required of each of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction contemplated by this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate, that the covenants and agreements of the Purchaser in this Agreement are honored, and that the conditions to the obligations of the Seller and the Company set forth in this Agreement are satisfied or appear capable of being satisfied.

          Neither the Seller nor its Subsidiaries will engage in a business competitive with that of the Company, directly or indirectly, alone or in collaboration with others, except as a shareholder of less than one percent (1%) of the common stock of a publicly held company engaged in one or more of such businesses for a period of two (2) years after the date of this Agreement and agree to injunctive and other equitable relief in the event this covenant is breach.

SECTION 6.2. ACCESS AND INFORMATION. The Seller and the Company shall afford to the Purchaer and to the Purchaser's accountants, counsel, and other representatives, reasonable access during normal business hours throughout the period prior to the Closing, to each of its properties, books, contract, commitments, records (including, but not limited to tax returns), and personnel and, during such period, the Seller and the Company shall promptly furnish to the Purchaser (1) all written communications to its directors or to its shareholders generally, (2) internal monthly financial statements when and as available, and (3) all other information concerning its or any of its business, properties, and personnel as the Purchaser may request, but no investigation pursuant to this Section 6.2 shall affect any representations or warranties of the Seller or the Company, or the conditions to the obligations of the Purchaser to consummate the Transaction contained in this Agreement. Purchaser and its representatives shall assert their rights hereunder in such manner as to minimize interference with the business of the Company.

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SECTION 6.3 CONDUCT OF  BUSINESS  PENDING  THE  TRANSACTION.  the Seller and the
     Company   covenant  and  agree  with  the  Purchaser  that,  prior  to  the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement or disclosed in the Company Disclosure Document, the each of the Seller and the Company will comply with each of the following in regard to the Company:

     (1) The Company, its business shall be conducted only in the ordinary and usual course, and will keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and others having business or financial relationships with them, and it shall immediately notify the Purchaser of any event or occurrence or emergency material to;

     (2) It shall not (a) amend its Article of Incorporation or Bylaws or (b) split, combine, or reclassify any of its outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property;

     (3) It shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

     (4) It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures;

     (5) It shall not (a) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee; or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee;

     (6) It shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or as specifically provided for or permitted in this Agreement;

     (7) It shall not enter into, or terminate, any material contract, agreement, commitment, or understanding;

     (8) It shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the foregoing;

     (9) Will not hold any meetings of its board of directors, or any committee thereof, or of its shareholders, without inviting a representative selected by the Purchaser to attend the same;

     (10) It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

     (11) It will comply with all laws and regulations applicable to it and its operations; and

     (12) It will maintain in full force and effect insurance coverage of a type and amount customary in its business, but not less than that presently in effect.

SECTION 6.4 COOPERATION. The Seller and the Company will cooperate with the Purchaser and its counsel, accountants, and agents in every way in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

SECTION 6.5 EXPENSES. Whether or not the Transaction is consummated, all costs and expenses incurred by the Seller or the Company in connection with this Agreement and the Transactions, shall be paid by the Seller or the Company except as otherwise provided (directly or indirectly) herein.

SECTION 6.6 PUBLICITY. Prior to the Closing, any written news releases by the Seller or the Company pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Seller, and shall be released only in a form approved by the Purchaser, provided, however, that (1) such approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by the Company if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.

SECTION 6.7 UPDATING OF EXHIBITS AND DISCLOSURE DOCUMENTS. The Seller and the Company shall notify the Purchaser of any changes, additions, or events which may cause any change in or addition to the Company Disclosure Document or any Schedules or Exhibits delivered by it under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to the Company Disclosure Document and to all Schedules and Exhibits. No such notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty make in this Agreement unless the Purchaser specifically agrees thereto in writing, nor shall any such notification by considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

SECTION 6.8 PAYMENT OF UNASSUMED LIABILITIES. The Seller agrees promptly to pay or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of the Company that is not specifically assumed or disclosed in the Company Disclosure Document by the Purchaser pursuant to this Agreement.

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                                   ARTICLE VII
                              CONDITIONS TO CLOSING

SECTION 7.1 CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of the Purchaser to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions to the Purchaser's discretion, unless Purchaser shall waive such fulfillment:

     (1) This Agreement and the transactions contemplated hereby shall have received all approvals, consents, authorizations and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction;

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

     (3) The Company and the Seller shall have performed in all material respects each of their agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

     (4) No material adverse change shall, in the reasonable judgment of the Purchaser, have taken place in the business, condition (financial or otherwise), operations, or prospects of the Company since the date of the Company Balance Sheet;

     (5) The representations and warranties of the Seller and the Company set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Company, as of the Closing Time as if made as of such time;

     (6) The Purchaser shall have received from the Company an officer's certificate, executed by the Chief Executive Officer and the Chief Financial Officer of the Company (in their capacities as such) dated the Closing Date, as to the satisfaction of the conditions of paragraphs (3), (4) and (5) above;

     (7) The Purchaser shall have received, on and as of the Closing Date, an opinion of Counsel to the Company, substantially as to the matters set forth in Sections 4.1, 4.2, 4.3, 4.4 (to the best of the knowledge of such counsel as to parts (2), (3), (4), and (5)), (to the best of the knowledge of such counsel) of this Agreement, all subject to customary limitations reasonably acceptable to Counsel to the Purchaser, a customary comfort letter from the Company's Auditors; and such other closing documents and instruments as Purchaser shall reasonably request, in each case reasonably satisfactory in form and substance to Purchaser and its counsel;

     (8) Purchaser shall have received a valuation of the Company to determine its fair market value as of December 31, 1995 prepared by the independent firm of Hill Valuation Group, LLC;

     (9) Purchaser shall have received from each lessor or lessee other than Donald E. Courtney and his Affiliates with whom the Company has a material (as reasonably determined by the Purchaser) lease of real property, certificates satisfactory in form and substance to the Purchaser and its counsel as to the continuing validity of such leases, and the absence of any basis for the termination thereof; and

SECTION 7.2 CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions to the Seller's discretion.

     (1) The Purchaser shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing; and

     (2) The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, taken as a whole, as of the Closing Date as if made as of such time.

                                  ARTICLE VIII
                         TERMINATION, AMENDMENT, WAIVER

SECTION 8.1 TERMINATION. This Agreement and the Transaction may be terminated at any time prior to the Closing, by mutual consent of the Purchaser and Seller prior to the Closing;

SECTION 8.2 AMENDMENT. This Agreement may be amended in a mutual writing by the Seller and the Purchaser by action taken at any time.

SECTION 8.3 WAIVER. At any time prior to the Closing Date, the Purchaser and Seller, may (1) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (2) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, (2) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (3) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.1 ARBITRATION. In the event that there shall be a dispute arising out of or relating to this Agreement, the Transaction, any document referred to herein or centrally related to the subject matter hereof, or the subject matter of any of the same, the parties agree that such dispute shall be submitted to binding arbitration in Miami, Florida, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

SECTION 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by the notice given at least five (5) days prior to thereto):

          If to the Purchaser:

         Kelley, Black, Black, Beasley & Byrne
         169 East Flager Street, Suite 1400
         Miami, Florida 33131
         Attention: Hugo Black, Jr.

         and

         Chesteen & Associates, P.C.
         1432 East Northern Avenue
         Phoenix, Arizona 85020
         Attention: George V. Chesteen

          If to the Company, the Seller, any of them, or any Affiliate of any of them:

         Morgan Johnston
         16910 Dallas Parkway, Suite 100
         Dallas, Texas 75248

SECTION 9.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ET CETERA. The representations, warranties, covenants, and agreements of the parties contained herein shall survive the Closing and any investigation of the other party made prior thereto. Representations and warranties shall so survive for a period of three (3) years from the Closing.

SECTION 9.4 MISCELLANEOUS. This Agreement (1) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; (2) is not intended to confer upon any other person any rights or remedies hereunder; (3) shall not be assigned by operation of law or otherwise except for assignment of all or any part of the rights of the Purchaser hereunder, which may be freely assigned by the Purchaser so long as the obligations of the Purchaser under this Agreement remain obligations of, or their performance is guaranteed by, the Purchaser; and (4) shall be governed in all respects, including validity, interpretation, and effect, by the internal laws of the State of Florida for contracts entered into and wholly performed in such state without regard to the principals of conflict of law thereof. This Agreement may be executed in two or more counterparts which together shall constitute a single Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above by their above by their respective officers thereunto duly authorized.

                                        THE PURCHASER:

                                        T.I. Technologies Corporation

                                        By:  /s/ Don Courtney
                                             Don Courtney
                                             President

                                        THE SELLER:


                                        S.O.I. Industries, Inc.

                                        By:  /s/ Kevin B. Halter
                                             Kevin B.Halter
                                             President


                                        SUBSIDIARIES:

                                        OMNI DOOR, INC.

                                        By:  /s/ Kevin B. Halter
                                             Kevin B. Halter
                                             Chairman


                                        AQM CORPORATION:


                                        By:  /s/ Kevin B. Halter
                                             Kevin B. Halter
                                             Chairman

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